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                 [BOISJOLI SABBAH SABBAG ZIRI MALKA LETTERHEAD]

                                                                   EXHIBIT 23.12

                        CONSENT INDEPENDANT ACCOUNTANTS

The Board of Directors
Protocol Holdings Inc.

     We consent to the use of our auditors' report dated May 19, 1999 accompanying the audited financial statements of 3223574 Canada Inc. as at January 31, 1999, and of our auditors' report dated May 21, 1999 accompanying the auditors' financial statements of 3223574 Canada Inc. as at April 30, 1999, included herein and incorporated by reference in this registration statement on Form S-1 of Protocol Holdings Inc. and to the reference to our firm under the headings "Selected Consolidated Historical Financial Data" and "Experts" in the prospectus and the heading "Selected Supplemental Consolidated Financial Data" in the Form S-1 filed April 14, 2000 which is incorporated by reference in this registration statement.

                                          /s/ Boisjoli, Sabbah, Sabbag, Ziri,
                                          Malka

Montreal, Canada

April 14, 2000